Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly revenue of $841 million up 3 percent year over year

Quarterly GAAP operating margin of 18 percent; non-GAAP operating margin of 30 percent

Quarterly GAAP diluted EPS of $0.84; non-GAAP diluted EPS of $1.32

Quarterly cash flow from operations of $288 million, up 11 percent year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 19, 2016--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal year 2016 ended September 30, 2016.

Financial Results

For the third quarter of fiscal year 2016, Citrix achieved revenue of $841 million, compared to $813 million in the third quarter of fiscal year 2015, representing 3 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal year 2016 was $132 million, or $0.84 per diluted share, compared to $56 million, or $0.35 per diluted share, for the third quarter of fiscal year 2015. The third quarter of fiscal year 2015 GAAP net income includes impairment charges of approximately $65 million related to certain intangible assets from the acquisition of ByteMobile, which are included in amortization of product related and other intangible assets. In addition, net income for the third quarter of fiscal year 2016 includes $18 million in separation costs associated with the proposed separation of our GoTo business and subsequent merger with LogMeIn.

Non-GAAP Results

Non-GAAP net income for the third quarter of fiscal year 2016 was $208 million, or $1.32 per diluted share, compared to $168 million, or $1.04 per diluted share, for the third quarter of fiscal year 2015. Non-GAAP net income for the third quarter of fiscal years 2016 and 2015 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income for the third quarter of fiscal year 2016 also excludes $18 million in separation costs associated with the proposed separation of our GoTo business and subsequent merger with LogMeIn.

"Our strong results this quarter show clearly how our renewed focus is resonating in the marketplace,” said Kirill Tatarinov, CEO for Citrix.

“We are seeing growth in all of our core areas of business — including our Workspace Services business, which is showing improving growth for the second consecutive quarter. And we have demonstrated tremendous progress in the workforce and cultural transformation that defines us as a company and that will continue to power us forward. Our vision is clear; our strategy is crisp; and our execution has improved dramatically."

Q3 Financial Summary

In reviewing the results for the third quarter of fiscal year 2016 compared to the third quarter of fiscal year 2015:

  Product and license revenue remained flat;
  Software as a service revenue increased 9 percent;
  Revenue from license updates and maintenance increased 5 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 19 percent;
  Net revenue increased in the Americas region by 8 percent, increased in the Pacific region by less than 1 percent, and decreased in the EMEA region by 4 percent;
  Deferred revenue totaled $1.6 billion as of September 30, 2016, compared to $1.5 billion as of September 30, 2015, an increase of 7 percent; and
  Cash flow from operations was $288 million for the third quarter of fiscal year 2016, compared with $260 million for the third quarter of fiscal year 2015.

During the third quarter of fiscal year 2016:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 18 percent. Non-GAAP operating margin was 30 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the proposed separation of our GoTo business and subsequent merger with LogMeIn and costs associated with the 2015 restructuring program.

Financial Outlook for Fiscal Year 2016

Citrix management expects to achieve the following results at the consolidated level for the fiscal year ending December 31, 2016:

  Net revenue is targeted to be in the range of $3.40 billion to $3.41 billion with core Citrix revenue, excluding the GoTo business, targeted to be in the range of $2.71 billion to $2.72 billion.
  GAAP diluted earnings per share is targeted to be in the range of $3.04 to $3.05. Non-GAAP diluted earnings per share is targeted to be in the range of $5.18 to $5.20, excluding $1.17 related to the effects of stock-based compensation expenses, $0.57 related to the effects of amortization of acquired intangible assets, $0.21 related to the effects of amortization of debt discount, $0.59 related to separation costs associated with the proposed separation of our GoTo business and subsequent merger with LogMeIn, $0.43 related to restructuring charges and $0.81 to $0.84 for the tax effects related to these items.

Preliminary Outlook for Fiscal Year 2017

The company’s current preliminary outlook for the full fiscal year 2017, excluding the GoTo business, is for net revenue to grow by approximately 3% to 4%. In addition, Citrix management is targeting GAAP operating margin, excluding the GoTo business, to be in the range of 22% to 23% and Non-GAAP operating margin to be in the range of 32% to 33%. Non-GAAP operating margin excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs associated with the proposed separation of our GoTo business and subsequent merger with LogMeIn, and restructuring charges.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Third Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use by more than 400,000 organizations and over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial and Preliminary Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel, including our CEO, and succession risk; the failure to complete the separation of the GoTo business and proposed Reverse Morris Trust transaction with LogMeIn on a timely basis or at all, and the related disruptions to management and the GoTo business; risks associated with the future performance of core Citrix if the transaction is completed, failure to achieve the expected strategic, operational and competitive benefits of the proposed separation of the GoTo business, and the effect of the separation on Citrix, its shareholders, customers, partners and employees; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization, mobility and networking products and collaboration services; the company's ability to develop, maintain a high level of quality and commercialize new products and services, including its enterprise mobility products and cloud services, while growing its established virtualization and networking products and services; disruptions to execution due to Citrix's restructuring programs; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs and other cost savings initiatives; ability to effectively meet our domestic cash requirements and manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Product and licenses	$206,179	$206,252	$628,002	$594,507
Software as a service	207,050	190,757	606,544	537,705
License updates and maintenance	398,171	379,585	1,178,053	1,128,043
Professional services	29,851	36,676	97,310	110,576
Total net revenues	841,251	813,270	2,509,909	2,370,831

Cost of net revenues:
Cost of product and licenses revenues	28,059	34,859	93,077	83,833
Cost of services and maintenance revenues	93,829	91,295	281,440	270,218
Amortization of product related intangible assets	16,087	20,100	46,872	57,560
Total cost of net revenues	137,975	146,254	421,389	411,611
Gross margin	703,276	667,016	2,088,520	1,959,220

Operating expenses:
Research and development	126,887	139,128	375,607	423,972
Sales, marketing and services	291,848	293,587	883,045	896,250
General and administrative	93,686	79,799	281,601	241,697
Amortization of other intangible assets	7,387	76,938	22,067	97,371
Restructuring	12,061	13,766	62,142	62,251
Separation	17,580	-	46,190	-
Total operating expenses	549,449	603,218	1,670,652	1,721,541

Income from operations	153,827	63,798	417,868	237,679

Interest income	4,193	3,004	12,108	8,679
Interest expense	11,254	11,075	33,605	33,196
Other income (expense), net	494	(2,369)	(781)	(13,480)
Income before income taxes	147,260	53,358	395,590	199,682

Income tax expense (benefit)	15,359	(2,567)	59,328	11,595
Net income	$131,901	$55,925	$336,262	$188,087

Earnings per common share – diluted	$0.84	$0.35	$2.15	$1.16
Weighted average shares outstanding – diluted	157,532	161,777	156,697	161,716

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2016	December 31, 2015(*)
ASSETS:
Cash and cash equivalents	$1,308,683	$368,518
Short-term investments	354,328	502,852
Accounts receivable, net	475,085	669,276
Inventories, net	14,809	10,521
Prepaid expenses and other current assets	119,482	132,784
Total current assets	2,272,387	1,683,951

Long-term investments	789,038	891,964
Property and equipment, net	352,521	373,817
Goodwill	1,965,024	1,962,722
Other intangible assets, net	247,392	283,418
Deferred tax assets, net	231,681	215,196
Other assets	64,460	56,449
Total assets	$5,922,503	$5,467,517

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY:
Accounts payable	85,655	95,396
Accrued expenses and other current liabilities	279,947	317,468
Income taxes payable	51,341	18,351
Current portion of deferred revenues	1,194,101	1,249,754
Convertible notes, short-term (**)	1,338,782	-
Total current liabilities	2,949,826	1,680,969

Long-term portion of deferred revenues	418,169	414,314
Convertible notes, long-term (**)	-	1,311,071
Other liabilities	114,931	87,717
Temporary equity from Convertible notes (**)	87,841	-
Stockholders’ equity:
Common stock	302	299
Additional paid-in capital	4,687,343	4,566,919
Retained earnings	3,810,887	3,474,625
Accumulated other comprehensive loss	(22,835)	(28,527)
Less – common stock in treasury, at cost	(6,123,961)	(6,039,870)
Total stockholders’ equity	2,351,736	1,973,446
Total liabilities, temporary equity and stockholders’ equity	$5,922,503	$5,467,517

(*) During the first quarter of fiscal 2016 we adopted an accounting standard update on the presentation of debt issuance costs. The new guidance requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability on the condensed consolidated balance sheet. The December 31, 2015 condensed consolidated balance sheet was retrospectively adjusted to reflect this change.

(**) As a result of the structure of the proposed RMT transaction with LogMeIn, and the notification on October 10, 2016 of noteholders in accordance with the Indenture, the Convertible Notes will be convertible until the earlier of (1) the close of business on the business day immediately preceding the ex-dividend date for the distribution of the outstanding shares of GetGo common stock to the Company’s stockholders by way of a pro rata dividend, and (2) the Company’s announcement that such distribution will not take place, even though the Convertible Notes were not otherwise convertible at September 30, 2016. The conversion rate for the Convertible Notes also will be subject to adjustment as of the opening of business on the ex-dividend date for the distribution.

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands – unaudited)

Nine Months Ended September 30, 2016
OPERATING ACTIVITIES
Net Income	$336,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	219,155
Stock-based compensation expense	136,202
Deferred income tax benefit	(23,912)
Excess tax benefit from stock-based compensation	(12,374)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(3,489)
Other non-cash items	9,247
Total adjustments to reconcile net income to net cash provided by operating activities	324,829
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	193,023
Inventories	(5,354)
Prepaid expenses and other current assets	14,306
Other assets	(8,341)
Income taxes, net	51,967
Accounts payable	(17,778)
Accrued expenses and other current liabilities	484
Deferred revenues	(47,128)
Other liabilities	14,513
Total changes in operating assets and liabilities, net of the effects of acquisitions	195,692
Net cash provided by operating activities	856,783

INVESTING ACTIVITIES
Purchases of available-for-sale investments	(1,411,077)
Proceeds from sales of available-for-sale investments	1,156,168
Proceeds from maturities of available-for-sale investments	511,023
Purchases of property and equipment	(105,339)
Cash paid for acquisition, net of cash acquired	(11,455)
Cash paid for licensing agreements and technology	(26,079)
Other	464
Net cash provided by investing activities	113,705

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	39,438
Excess tax benefit from stock-based compensation	12,374
Stock repurchases, net	(28,689)
Cash paid for tax withholding on vested stock awards	(55,402)
Net cash used in financing activities	(32,279)
Effect of exchange rate changes on cash and cash equivalents	1,956
Change in cash and cash equivalents	940,165
Cash and cash equivalents at beginning of period	368,518
Cash and cash equivalents at end of period	$1,308,683

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs and the related tax effect of those items. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities in the ordinary course of business. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.
Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data -
unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures

Three Months Ended September 30, 2016
GAAP gross margin	83.6%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.9
Non-GAAP gross margin	85.6%
Three Months Ended September 30, 2016
GAAP operating margin	18.3%
Add: stock-based compensation	5.7
Add: amortization of product related intangible assets	1.9
Add: amortization of other intangible assets	0.9
Add: separation costs	2.1
Add: restructuring charges	1.4
Non-GAAP operating margin	30.3%

	Three Months Ended September 30,
	2016	2015
GAAP net income	$131,901	$55,925
Add: stock-based compensation	48,282	38,671
Add: amortization of product related intangible assets	16,087	20,100
Add: amortization of other intangible assets	7,387	76,938
Add: amortization of debt discount	8,284	8,039
Add: separation costs	17,580	-
Add: restructuring charges	12,061	13,766
Less: tax effects related to above items	(33,690)	(45,395)
Non-GAAP net income	$207,892	$168,044

	Three Months Ended September 30,
	2016	2015
GAAP earnings per share – diluted	$0.84	$0.35
Add: stock-based compensation	0.31	0.24
Add: amortization of product related intangible assets	0.10	0.12
Add: amortization of other intangible assets	0.05	0.48
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.11	-
Add: restructuring charges	0.08	0.08
Less: tax effects related to above items	(0.22)	(0.28)
Non-GAAP earnings per share – diluted	$1.32	$1.04

Forward Looking Guidance

For the Twelve Months Ended December 31,
2016
GAAP earnings per share – diluted	$3.04 to $3.05
Add: adjustments to exclude the effects of amortization
of intangible assets	0.57
Add: adjustments to exclude the effects of expenses
related to stock-based compensation	1.17
Add: adjustments to exclude the effects of amortization
of debt discount	0.21
Add: adjustments to exclude the effects of separation
costs	0.59
Add: adjustments to exclude the effects of restructuring
charges	0.43
Less: tax effects related to above items	(0.81) to (0.84)
Non-GAAP earnings per share – diluted	$5.18 to $5.20
For the Twelve Months Ended December 31, 2017
GAAP operating margin	22.2% to 23.2%
Add: stock-based compensation	6.6
Add: amortization of intangible assets	1.9
Add: separation costs	0.9
Add: restructuring charges	0.4
Non-GAAP operating margin	32.0% to 33.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com